UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 21, 2020

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

(310) 252-2000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 per share	MAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5—Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2020, the Board of Directors (the “Board”) of Mattel, Inc. (“Mattel” or the “Company”) elected Diana Ferguson as a new director of Mattel effective July 21, 2020, appointed Ms. Ferguson to the Audit Committee of the Board effective July 21, 2020, approved an increase in the size of the Board from nine to ten directors effective July 21, 2020, and appointed Ms. Ferguson as the Chair of the Audit Committee effective September 1, 2020. In accordance with Mattel’s director compensation program, Ms. Ferguson will be entitled to a cash retainer of $119,167 and a grant of restricted stock units valued at $128,333 (based on the closing price of Mattel’s common stock on the grant date of July 21, 2020, which represents a pro-ration of the annual director compensation based on the number of months (including partial months) she will serve from July 2020 to the date of Mattel’s 2021 Annual Meeting of Stockholders.

Ms. Ferguson, age, 57, has served as the Chief Financial Officer of Cleveland Avenue LLC, a private venture capital and consulting firm, since September 2015, and has served as a Principal of Scarlett Investments LLC, a private investment and consulting firm, since August 2013. Previously, Ms. Ferguson was Chief Financial Officer of the Chicago Board of Education, Senior Vice President and Chief Financial Officer of The Folgers Coffee Company, a division of Procter and Gamble, Executive Vice President and Chief Financial Officer of Merisant Worldwide, Inc, a maker of table-top sweeteners and sweetened food products, and Senior Vice President and Chief Financial Officer of Sara Lee Foodservice, a division of the Sara Lee Corporation, a global consumer products company. She currently serves as a director of Frontier Communications Corporation, where she sits on the Nominating and Governance Committee and chairs the Compensation Committee, a director of Invacare Corporation, where she sits on the Audit and Nominating and Governance Committees, and a director of Sally Beauty Holdings, Inc., where she sits on the Audit Committee and is Vice Chair of the Compensation Committee. From 2008 to 2016, Ms. Ferguson served as a director of TreeHouse Foods, Inc., where she chaired the Audit Committee for three years and served on the Compensation Committee.

There are no transactions between Ms. Ferguson and Mattel that would be reportable under Item 404(a) of Regulation S-K.

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

On July 22, 2020, Mattel issued a press release regarding the election and appointment of Ms. Ferguson, a copy of which is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit Description

99.1**	Press release dated July 22, 2020, announcing the election of Diana Ferguson to the Board and appointment to the Audit Committee of the Board.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

**	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2020	MATTEL, INC.

	By:	/s/ Robert Normile
	Name:	Robert Normile
	Title:	Executive Vice President, Chief Legal Officer, and Secretary